UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

Laser Photonics Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 N. Keller Rd. Suite G Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	LASE	The NASDAQ Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2024, Shara Pathak resigned as a member of the Board of Directors of the registrant (“Laser Photonics”) without any disagreement regarding the operations, policies or practices of Laser Photonics. Ms. Pathak was Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee and Audit Committee of the Laser Photonics Board of Directors. The Board of Directors of Laser Photonics accepted her resignation and appointed Tim Miller, the founder and former CEO of Control Micro Systems, Inc., to fill the vacancy created by the resignation of Shara Pathak and to be the Chairman of the Compensation Committee.

Tim Miller, age 71, has since 1983 served as the founder and CEO of Control Micro Systems, Inc. (“CMS”). CMS was a pioneer in software controls development for laser machines that expanded to cover a wide range of laser-based manufacturing processes, including laser marking, cutting, drilling, and welding and designing and building complete industrial laser systems, for a global customer base. Mr. Miller had four patents granted by the USPTO in aspects of laser manufacturing. By the time of its sale for over $10 million in 2019 to 600 Group PLLC, a company that until April 2024 was listed on the AIM market of the London Stock Exchange, CMS had grown, without any third-party financing, to over 55 employees with annual revenues over $10 million operating in a 40,000 sq. ft. facility. Mr. Miller graduated from the University of Central Florida in 1978 with a BS Degree in Computer Science. Laser Photonics believes that the experience that Mr. Miller has in the laser photonics industry and the growth of CMS as well as overseeing a successful exit for CMS qualifies him to be a valuable member of the Laser Photonics Board of Directors.

Item 7.01. Regulation FD Disclosure.

On August 29, 2024, the Company issued a press release regarding the appointment of Tim Miller to its Board of Directors. A copy of the foregoing press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

This Current Report, including Exhibit 99.1, contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release of Laser Photonics Corporation dated August 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 29. 2024	Laser Photonics Corporation

	By:	/s/ Wayne Tupuola
Wayne Tupuola
CEO

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